Exhibit 99.7

Great Elm Capital Group, Inc.

Pro Forma Condensed Combined Financial Statements

(Unaudited)

On March 6, 2018, through its majority-owned subsidiary, Great Elm FM Holdings, Inc., Great Elm Capital Group, Inc. (GEC or the Company) acquired an 80.1% interest in CRIC IT Fort Myers LLC (CIFM) and a 19.9% interest was issued to the prior owner.  CIFM owns a fee simple interest in two Class A office buildings, Gartner I and Gartner II, situated on 17 acres of land in Fort Myers, FL (collectively, Property).  The CIFM’s business activities are limited to the leases associated with the Property and under the terms of its borrowing arrangements the CIFM has significant limitations on its business operations that essentially limit its activities to holding and leasing the Property.  To acquire its interest in the CIFM, the Company paid a cash purchase price of approximately $2.7 million, and incurred transaction costs of approximately $0.3 million. The transaction was an asset acquisition as substantially all of the value of the acquired assets related to the Property.  CIFM had two notes issued with a fair value of approximately $58 million.

On September 7, 2018, through its majority-owned subsidiary, Great Elm Capital DME Holdings, Inc. (DME Holdings), the Company acquired an 80.1% interest in Great Elm DME, Inc. (DME Inc.), an entity formed to acquire and combine two previously unrelated durable medical equipment distribution companies, Valley Healthcare Holdings LLC (Valley) and Northwest Medical, LLC (Northwest), which both specialize in the distribution of sleep and respiratory care equipment, including positive air pressure equipment and supplies, ventilators, and oxygen equipment.  The medical distribution companies operate in Alaska, Arizona, Nebraska, Oregon and Washington.  In exchange for the 80.1% interest, the Company paid cash of $25.3 million and issued preferred stock in DME Holdings of $5.3 million to Corbel Capital Partners SBIC, L.P. (Corbel). Corbel previously held an interest in Northwest and was one of the sellers in our acquisition of the business.  In addition, DME Inc. and its subsidiaries assumed debt of $9.3 million and incurred new debt of $16.5 million in conjunction with the acquisition of the businesses.  The remaining 19.9% ownership interest was issued to the prior owners.  There is also a contingent consideration arrangement which would require the Company to pay $2.4 million of additional consideration to the former owners if certain earnings thresholds are achieved for the years ended December 31, 2018 and 2019.  At acquisition this contingent consideration was fair valued at $1.2 million.

Collectively, the Valley and Northwest acquisitions are referred to as the DME Acquisition.  Collectively, the CIFM Acquisition and DME Acquisition are referred to as the Acquisitions.

The following unaudited pro forma condensed combined financial statements (Unaudited Pro Forma Financial Information) are presented to illustrate the effects of the Acquisitions on GEC’s historical results of operations.  The Unaudited Pro Forma Financial Information is based upon the historical consolidated financial statements and notes thereto of GEC, Valley and Northwest and should be read in conjunction with the:

•	audited financial statements and the accompanying notes of GEC included in GEC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018;
•	unaudited financial statements and the accompanying notes of GEC included in GEC’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018;
•	audited financial statements and the accompanying notes of Valley for the year ended December 31, 2017;
•	unaudited financial statements and accompanying notes of Valley as of June 30, 2018 and the income statement and cash flows for the six months ended June 30, 2018 and 2017;
•	audited financial statements and the accompanying notes of Northwest for the year ended December 31, 2017; and

•	unaudited financial statements and accompanying notes of Northwest as of June 30, 2018 and the income statement and cash flows for the six months ended June 30, 2018 and 2017.

The historical consolidated financial information of GEC has been adjusted in the Unaudited Pro Forma Financial Information to give effect to pro forma events that are (1) directly attributable to the Acquisitions, (2) factually supportable and (3) with respect to the consolidated statement of operations, expected to have a continuing impact on the combined results of GEC and the Acquisitions. The following unaudited pro forma condensed combined consolidated statements of operations (Unaudited Pro Forma Statements of Operations) have been prepared assuming the Acquisitions had been completed on July 1, 2017, the first day of GEC’s fiscal year. The Unaudited Pro Forma Financial Information has been adjusted with respect to certain aspects of the Acquisitions to reflect the consummation of the Acquisitions.

The Unaudited Pro Forma Financial Information was prepared in accordance with the regulations of the United States Securities and Exchange Commission (SEC), and is not necessarily indicative of the financial position or results of operations that would have occurred if the Acquisitions had been completed on the dates indicated, nor is it indicative of the consolidated future operating results or financial position of GEC.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the Unaudited Pro Forma Financial Information. In accordance with Article 11 of Regulation S-X, a pro forma balance sheet is not required as the Acquisitions have already been reflected in GEC’s unaudited condensed consolidated balance sheet for the three months ended September 30, 2018 set forth in its Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018.

The DME Acquisition purchase price has been preliminarily allocated to the acquired assets and liabilities based upon their preliminary estimated fair values. Any excess purchase price has been allocated to goodwill. The accounting for the DME Acquisition is dependent upon certain valuations and other analysis that have not yet progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the Unaudited Pro Forma Financial Information has been prepared based upon preliminary estimates. The final amounts recorded for the DME Acquisition may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The Unaudited Pro Forma Financial Information does not reflect events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of any ongoing savings from operating synergies. It also does not give effect to the costs necessary to achieve these savings and synergies.

Great Elm Capital Group, Inc.

Pro Forma Condensed Combined Consolidated Statements of Operations

For the Year Ended June 30, 2018 (Unaudited)

	For the year ended June 30, 2018			Pro Forma Adjustments
(in thousands)	GEC (a)	Valley (b)	Northwest (c)	CIFM Acquisition (d)	Notes	DME Acquisition (e)	Notes	Pro Forma Combined
Revenues:
Total revenues	$5,935	$33,144	$14,028	$3,969		$-	(f)	$57,076

Operating costs and expenses:
Cost of goods and services	-	11,039	5,272	-		-		16,311
Investment management expenses	8,206	-	-	-		-		8,206
Real estate expenses	375	-	-	842	(g)	-		1,217
Durable medical equipment other operating expenses	-	17,296	6,160	-		98	(m)	23,554
Depreciation and amortization	1,124	1,281	15	1,161	(h)	1,035	(i)	4,616
Selling, general and administrative	6,699	59	-	-		-		6,758
Total operating costs and expenses	16,404	29,675	11,447	2,003		1,133		60,662
Operating loss	(10,469)	3,469	2,581	1,966		(1,133)		(3,586)
Interest expense	(1,071)	(2,115)	(457)	(1,813)	(j)	(883)	(k), (l)	(6,339)
Other income (expense), net	(130)	76	23	-		-		(31)
Income (loss) from continuing operations, before income taxes	(11,670)	1,430	2,147	153		(2,016)		(9,956)
Provision for (benefit from) income taxes	(329)	-	-	329	(n)	-		-
Income (loss) from continuing operations	(11,341)	1,430	2,147	482		(2,016)		(9,956)
Less: net (income) loss attributable to non-controlling interest	(439)	-	-	30	(o)	311	(o)	(98)
Net income (loss) from continuing operations attributable to GEC	$(10,902)	$1,430	$2,147	$452		$(2,327)		$(9,858)
Basic and diluted loss per share from:
Continuing operations	$(0.45)							$(0.41)
Weighted average shares outstanding
Basic and diluted	24,277							24,277

Great Elm Capital Group, Inc.

Pro Forma Condensed Combined Consolidated Statements of Operations

For the Three Months Ended September 30, 2018 (Unaudited)

	For the three months ended September 30, 2018			Pro Forma Adjustments
(in thousands)	GEC (p)	Valley (q)	Northwest (r)	CIFM Acquisition (s)	Notes	DME Acquisition (t)	Notes	Pro Forma Combined
Revenues:
Total revenues	$6,473	$5,941	$2,353	$-		$-		$14,767

Operating costs and expenses:
Cost of goods and services	1,234	2,264	941	-		-		4,439
Investment management expenses	1,449	-	-	-		-		1,449
Real estate expenses	295	-	-	-		-		295
Durable medical equipment other operating expenses	1,861	2,518	768	-		7	(y)	5,154
Depreciation and amortization	710	2,529	12	-		173	(u)	3,424
Selling, general and administrative	3,367	150	418	-		(1,866)	(v)	2,069
Total operating costs and expenses	8,916	7,460	2,139	-		(1,686)		16,830
Operating loss	(2,443)	(1,519)	213	-		1,686		(2,062)
Interest expense	(995)	(446)	(497)	-		(55)	(w), (x)	(1,994)
Other income (expense), net	1,497	-	-	-		-		1,497
Income (loss) from continuing operations, before income taxes	(1,941)	(1,965)	(284)	-		1,631		(2,559)
Provision for (benefit from) income taxes	-	-	-	-		-		-
Income (loss) from continuing operations	(1,941)	(1,965)	(284)	-		1,631		(2,559)
Less: net (income) loss attributable to non-controlling interest	(5)	-	-	-		(494)	(z)	(499)
Net income (loss) from continuing operations attributable to GEC	$(2,004)	$(1,965)	$(284)	$-		$2,125		$(2,128)
Basic and diluted loss per share from:
Continuing operations	$(0.08)							$(0.12)
Weighted average shares outstanding
Basic and diluted	25,054							25,054

Great Elm Capital Group, Inc.

Notes to Pro Forma Condensed Combined Consolidated Financial Statements

(Unaudited)

1.  BASIS OF PRESENTATION

The Unaudited Pro Forma Financial Information present the impact of the acquisition on our results of operations.  The pro forma adjustments have been prepared as if the March 6, 2018 acquisition of CIFM and September 7, 2018 acquisition of DME Inc. had taken place as of July 1, 2017.  The CIFM Acquisition is reflected in the Unaudited Pro Forma Financial Information as being accounted for as an asset acquisition, while the DME Acquisition is reflected as being accounted for as business combinations in accordance with guidance on accounting for business combinations under accounting principles generally accepted in the United States (US GAAP).

In accordance with the guidance on accounting for business combinations, acquisition-related transaction costs associated with business combinations are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. Total acquisition-related transaction costs incurred by GEC were $1.9 million for the DME Acquisition.

Based on GEC’s review of Valley’s and Northwest’s summary of significant accounting policies disclosed in their historical financial statements and discussions with Valley and Northwest management, the nature and amount of any adjustments to the historical financial statements of Valley and Northwest to confirm their accounting policies to those of GEC are not expected to be material, other than the impacts of adopting Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), (Topic 842) which was adopted by GEC effective July 1, 2016.  The Unaudited Pro Forma Statement of Operations includes pro forma adjustments of the historical Valley and Northwest in order to conform with GEC’s accounting policies related to leases in accordance with Topic 842. Further review of Valley’s and Northwest’s accounting policies and financial statements may result in required revisions to Valley’s and Northwest’s policies and classifications to conform to GEC’s.

The Unaudited Pro Forma Financial Information are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the date indicated above or the results that may be attained in the future.

2.  RECONCILIATION TO VALLEY’S AND NORTHWEST’S HISTORICAL STATEMENTS OF INCOME

GEC has a June 30 fiscal year end whereas Valley and Northwest have December 31 fiscal year ends.  The reconciliations below are derived from the audited historical financial statements of Valley and Northwest for the year ended December 31, 2017 and the unaudited historical financial statements of Valley and Northwest for the six months ended June 30, 2018 and 2017.  The reconciliation includes certain reclassifications of historical financial information to conform to GEC’s financial statement presentation for pro forma purposes.

A reconciliation of Valley’s statement of income for the year ended June 30, 2018 to the historical financial statements is as follows:

	For the year ended	For the six months ended		For the year ended
(in thousands)	December 31, 2017	June 30, 2017	June 30, 2018	June 30, 2018
Revenue	$29,988	$13,700	$16,856	$33,144
Expenses
Cost of goods sold	9,621	4,233	5,651	11,039
Depreciation and amortization	1,396	963	848	1,281
Durable medical equipment other operating expenses	17,008	8,248	8,537	17,296
Selling, general and administrative expenses	28	3	34	59
Total expenses	28,053	13,447	15,070	29,675
Other income (expense)
Other income (expense)	1	(3)	72	76
Interest expense	(2,196)	(1,101)	(1,020)	(2,115)
Total other income (expense)	(2,195)	(1,104)	(948)	(2,039)
Net income (loss)	$(260)	$(851)	$838	$1,430

A reconciliation of Northwest’s statement of income for the year ended June 30, 2018 to the historical financial statements is as follows:

	For the year ended	For the six months ended		For the year ended
(in thousands)	December 31, 2017	June 30, 2017	June 30, 2018	June 30, 2018
Revenue	$13,712	$6,495	$6,811	$14,028
Expenses
Cost of goods sold	4,980	3,576	3,868	5,272
Depreciation and amortization	15	18	18	15
Durable medical equipment other operating expenses	6,069	1,883	1,974	6,160
Selling, general and administrative expenses	-	-	-	-
Total expenses	11,064	5,477	5,860	11,447
Other income (expense)
Other income (expense)	23	-	-	23
Interest expense	-	-	(457)	(457)
Total other income (expense)	23	-	(457)	(434)
Net income (loss)	$2,671	$1,018	$494	$2,147

3.  ACQUISITION OF CRIC IT FORT MYERS LLC (CIFM)

In March 2018, through its majority-owned subsidiary, Great Elm FM Holdings, Inc. (FM Holdings), the Company acquired an 80.1% interest in CRIC IT Fort Myers LLC (Property Owner) and a 19.9% interest was issued to the prior owner.  The Property Owner owns a fee simple interest in two Class A office buildings, Gartner I and Gartner II, situated on 17 acres of land in Fort Myers, FL (collectively, Property).  The Property Owner’s business activities are limited to the leases associated with the Property and under the terms of its borrowing arrangements the Property Owner has significant limitations on its business operations that essentially limit its activities to holding and leasing the Property.

To acquire its interest in the Property Owner, the Company paid a cash purchase price of approximately $2.7 million, incurred transaction costs of approximately $0.3 million, and issued a 19.9% non-controlling interest in the Property Owner valued at $0.7 million.  The transaction was an asset acquisition as substantially all of the value of the acquired assets related to the Property.  The Property Owner had two notes issued with a fair value of approximately $58 million at the acquisition date.

The following table summarizes the acquisition cost and the allocation to the assets acquired and liabilities assumed based on the relative fair values on the date of acquisition:

(in thousands)	Amount
Cash consideration	$2,700
Cash and restricted cash acquired	(606)
Transaction costs	261
Total consideration, net of cash and restricted cash acquired	$2,355

Buildings	$43,355
Land and site improvements	9,170
In-place lease intangible asset	6,028
Tenant improvements	3,500
Other assets	253
Senior note payable assumed	(52,227)
Subordinated note payable assumed	(5,789)
Deferred tax liability	(478)
Other liabilities assumed	(786)
Non-controlling interests	(671)
Net assets acquired	$2,355

The assigned values were based on the relative fair value of the net acquired assets.  The valuation of the Property considered both an income and cost approach to determine the fair value of the buildings, leasehold improvements, land, and site improvements.  The value of the in-place lease intangible was based on an income approach that considered the value of the lease to the Company.  These valuations included significant non observable inputs to the valuation model and therefore were level 3 fair value measurements in the fair value hierarchy.  The assumed debt obligations were valued using an income method considering market interest rates for similar instruments, which is a level 2 fair value measurement, at the acquisition date.

In connection with the acquisition, the acquired tax basis differed from the assigned book basis and the simultaneous equation method was used to assign the value of the asset and the related deferred tax liability.  The reduction of the valuation allowance of the Company of $0.3 million directly attributable to the transaction was recognized as a benefit to the income tax provision in the year ended June 30, 2018.

4. ACQUISITION OF DME INC.

In September 2018, through its majority-owned subsidiary, DME Holdings, the Company acquired an 80.1% interest in DME Inc., an entity formed to acquire and combine two previously unrelated durable medical equipment distribution companies, Valley and Northwest, which both specialize in the distribution of sleep and respiratory care equipment, including positive air pressure equipment and supplies, ventilators, and oxygen equipment.  The medical distribution companies operate in Alaska, Arizona, Nebraska, Oregon and Washington.  The Company expects to achieve significant synergies and costs reductions through the combination of these companies in this acquisition.

The following table summarizes the acquisition cost and the allocation to the assets acquired and liabilities assumed based on the fair values of the assets acquired and liabilities assumed at the date of acquisition.  The Company is in the process of obtaining finalized third-party valuations of certain intangible assets, and gathering information on all assets acquired and liabilities assumed, thus, all amounts are preliminary and are subject to change as these provisional estimates are finalized.

(in thousands)	Amount
Cash	$25,321
Increase in note payable to seller	16,500
Debt assumed	9,275
Preferred stock in DME Holdings	5,266
Contingent consideration	1,225
Total Consideration	$57,587

Accounts receivable	$5,363
Inventories	1,546
Other assets	503
Fixed assets	852
Equipment held for rent	8,470
Goodwill	46,222
Tradename	6,900
Non-compete agreements	1,450
Right of use asset	4,205
Current liabilities	(6,374)
Operating lease liabilities	(4,285)
Non-controlling interest	(7,265)
Net Assets Acquired	$57,587

The contingent consideration arrangement requires the Company to pay $2.4 million of additional consideration to the acquired companies’ former shareholders if certain earnings before interest, taxes, depreciation and amortization (EBITDA) thresholds are achieved for the 12 months ended December 31, 2018 and 2019.  The fair value of the contingent consideration arrangement at the acquisition date was $1.2 million

Of the $8.4 million of acquired identifiable intangible assets, $6.9 million was provisionally assigned to tradenames and $1.5 million was provisionally assigned to non-compete assets, which are associated with the former sellers of the businesses.  All tradenames acquired have an expected life of 10 years over which they will be amortized on a straight-line basis, which matches the pattern of economic use of these assets.  The non-compete agreements have a weighted-average expected life of 4.2 years.  All non-compete agreements will be amortized on a straight-line basis, which approximates the pattern of economic use.  Neither tradenames nor the non-compete agreements have renewal terms or are expected to have any net realizable value at the end of their useful lives.

The Company has not recorded any deferred tax amounts associated with differences between income tax basis and the stepped up basis of financial statement basis amounts in its preliminary purchase allocation of consideration transferred for the acquired businesses.  The Company is in the process of obtaining the income tax basis amounts related to assets acquired and liabilities assumed.  As a result, the related deferred tax balance sheet amounts and any potentially impacted income tax provision or benefit will be recorded once the information becomes available and is evaluated by the Company. The Company expects these provisional amounts to be resolved prior to the end of fiscal year 2019.

The Company recognized $1.9 million of acquisition costs that were expensed in the three months ended September 30, 2018.  These costs are included in general and administrative expenses in the accompanying condensed consolidated statement of operations.  The Company also incurred $0.4 million in costs associated with issuing debt to finance the cost of the acquired businesses, which are debt issuance costs that are amortized over the term of the debt using the effective interest rate method.

5. UNAUDITED PRO FORMA ADJUSTMENTS

The adjustments to the pro forma consolidated statement of operations for the year ended June 30, 2018 and the three months ended September 30, 2018 are as follows:

(a)	Reflects the historical consolidated statement of operations of GEC for the year ended June 30, 2018 as filed with the SEC on its Form 10-K for the year ended June 30, 2018.
(b)	Reflects the historical consolidated statement of operations of Valley for the twelve months ended June 30, 2018.
(c)	Reflects the historical consolidated statement of operations of Northwest for the twelve months ended June 30, 2018.
(d)	Reflects pro forma adjustments as if the CIFM Acquisition had occurred on July 1, 2017.
(e)	Reflects pro forma adjustments as if the DME Acquisition had occurred on July 1, 2017.
(f)

Reflects $3.1 million of estimated straight-line rental income for CIFM per the lease agreements and an estimated $0.8 million in certain lease related operating expenses reimbursed by the tenant under the terms of the lease agreements for the pre-acquisition period July 1, 2017 through March 6, 2018.

(g)

Reflects the estimated operating expense associated with CIFM’s operation and administration of the Property, including an estimated $0.8 million of expenses reimbursed by the tenant for the pre-acquisition period July 1, 2017 through March 6, 2018.

(h)

Reflects the estimated amortization expense of $0.3 million in connection with the acquired intangible asset related to the CIFM Acquisition for the pre-acquisition period July 1, 2017 through March 6, 2018.  In addition, this amount includes the estimated depreciation expense of $0.9 million in connection with the acquired real property for the year ended June 30, 2018.

(i)	Reflects the estimated amortization expense of $1.0 million in connection with the acquired intangible asset related to the DME Acquisition for the year ended June 30, 2018.
(j)

Reflects the estimated CIFM interest expense of $1.3 million related to the Senior Note and $0.3 million of interest expense related to the Subordinated Note for the pre-acquisition period July 1, 2017 through March 6, 2018.  In addition, the amount reflects $0.2 million of amortization of discount and premium on the Senior Note and Subordinated Note for the pre-acquisition period July 1, 2017 through March 6, 2018.

(k)

Reflects the estimated DME Inc. interest expense of $2.1 million related to incremental DME term loan debt and $0.3 million of interest expense related to incremental borrowings on the DME revolving line of credit agreement for the year ended June 30, 2018.  In addition, the amount reflects $0.1 million of amortization of discount and premium on the DME term loan and DME revolving line of credit for the year ended June 30, 2018.  This interest expense adjustment is partially offset by a reduction in interest expense of $2.1 million which reverses interest expense included in the historical consolidated statement of operations of Valley related to the $17.1 million of Valley debt that was paid down at closing of the DME Acquisition.

(l)

Reflects incremental interest expense of $0.5 million for the year ended June 30, 2018 related to DME Holdings preferred stock that was issued as part of consideration in the DME Acquisition.  The preferred shares provide for a 10% annual dividend, which is payable semi-annually.   The dividends on the preferred stock are included in interest expense in the consolidated statement of operations as the mandatorily redeemable preferred stock is accounted for as a liability.

(m)

Topic 842 was adopted by GEC effective July 1, 2016, but was not been adopted by Valley and Northwest in their historical financial statements.  As such, a pro forma adjustment was recorded to conform the accounting policies of Valley and Northwest and reflect their historical financial statements as if Topic 842 had been applied throughout the period.

(n)

The reduction of the Company’s valuation allowance of $0.3 million was directly attributable to the CIFM Acquisition.  This benefit recognized to the income tax provision in the year ended June 30, 2018 was reversed for pro forma presentation.

(o)	Reflects the allocation of income to the 19.9% non-controlling interest holders in each of CIFM and DME Inc.
(p)	Reflects the historical consolidated statement of operations of GEC for the three months ended September 30, 2018 as filed with the SEC on its Form 10-Q.
(q)	Reflects the historical consolidated statement of operations of Valley for the period July 1, 2018 to September 7, 2018 (the acquisition date).
(r)	Reflects the historical consolidated statement of operations of Northwest for the period July 1, 2018 to September 7, 2018 (the acquisition date).
(s)

The CIFM Acquisition was completed prior to July 1, 2018 and thus there are no pro forma adjustments for the three months ended September 30, 2018 as all activity of the acquired business is included in the historical consolidated statement of operations of GEC for the three months ended September 30, 2018 as filed with the SEC on its Form 10-Q for the three months ended September 30, 2018.

(t)	Reflects pro forma adjustments as if the acquisition of DME Inc. had occurred on July 1, 2018.
(u)	Reflects the estimated amortization expense of $0.2 million in connection with the acquired intangible asset related to the DME Acquisition for the period July 1, 2018 to September 7, 2018.
(v)

Reverses $1.9 million of DME Acquisition transaction costs reflected in the historical financial statements of GEC for the period July 1, 2018 to September 7, 2018.  These costs are considered to be non-recurring and, as such, are not included in the Unaudited Pro Forma Statement of Operations.

(w)

Reflects the estimated DME Inc. interest expense of $0.3 million related to incremental DME term loan debt and $0.1 million of interest expense related to incremental borrowings on the DME revolving line of credit agreement for the period July 1, 2018 to September 7, 2018.  In addition, the amount reflects $0.02 million of amortization of discount and premium on the DME term loan and DME revolving line of credit for the period July 1, 2018 to

September 7, 2018.  This interest expense adjustment is partially offset by a reduction in interest expense of $0.4 million which reverses interest expense included in the historical consolidated statement of operations of Valley related to the $17.1 million of Valley debt that was paid down at closing of the DME Acquisition.

(x)

Reflects incremental interest expense of $0.1 million for the period July 1, 2018 to September 7, 2018 related to DME Holdings preferred stock that was issued as part of consideration in the DME Acquisition.  The preferred shares provide for a 10% annual dividend, which is payable semi-annually.   The dividends on the preferred stock are included in interest expense in the consolidated statement of operations as the mandatorily redeemable preferred stock is accounted for as a liability.

(y)

Topic 842 was adopted by GEC effective July 1, 2016, but was not been adopted by Valley and Northwest in their historical financial statements.  As such, a pro forma adjustment was recorded to conform the accounting policies of Valley and Northwest and reflect their historical financial statements as if Topic 842 had been applied throughout the period.

(z)	Reflects the allocation of income to the 19.9% non-controlling interest holders.